UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2018

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Wildwood Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678.934.5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2018 Genuine Parts Company (NYSE: GPC) announced an acquisition for its European Automotive business.

Alliance Automotive Group (AAG), the Company’s wholly-owned automotive distribution company based in London, U.K., has entered into a definitive agreement to acquire Hennig Fahrzeugteile Group. The transaction is expected to close by August 1, 2018, and is contingent upon satisfaction of customary closing conditions and receipt of applicable regulatory approvals.

Hennig Fahrzeugteile Group, headquartered in Essen, North Rhine-Westphalia, is one of Germany’s leading suppliers of light and commercial vehicle parts. Hennig Fahrzeugteile has 31 branches across Germany and serves more than 9,000 customers, predominantly independent workshops and retailers. The Company expects the acquired business to generate annual revenues of approximately $190 million (US$).

Item 8.01 Other Events.

A copy of the press release of Genuine Parts, dated June 7, 2018, announcing the Hennig Fahrzeugteile Group acquisition is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated June 7, 2018.

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 7, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

June 7, 2018	By:	Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

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